\\ORION\SHARE\Amanda\AcqAmin\Marketing Agmt-Richland WA.doc      - 6 -
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                     MARKETING AGREEMENT

THIS AGREEMENT is made and entered into as of the 2nd day of February, 1998 by and between Acorn Service Corporation, a Washington corporation ("Acorn") and Richland Assisted, L.L.C. ("RALLC"), a Washington limited liability company.

                          RECITALS

A. RALLC is the owner of a 100 unit assisted living facility commonly known as Richland Gardens and located at 170 West Gage Boulevard, Richland, Washington (the
     "Facility").

B. At the time of this Agreement, the facility was under construction and had no census.

C. In order to market and open the Facility, RALLC is interested in engaging a qualified marketing agent.

D. Acorn is qualified in the marketing of facilities such as the Facility.

E. RALLC and Acorn are interested in documenting the terms and conditions under which Acorn will provide marketing services to RALLC with respect to the Facility.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT
IS HEREBY AGREED TO AS FOLLOWS:

                          AGREEMENT

1. ENGAGEMENT OF ACORN. RALLC does hereby retain Acorn to provide the Marketing Services (as hereinafter defined) to the Facility and Acorn does hereby agree to provide the Marketing Services to the Facility.

2.   MARKETING SERVICES.  For purposes of this Agreement,
     the "Marketing Services" to be provided by Acorn shall
     include the following:
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     a.   ON SITE MARKETING MANAGERS.  Acorn shall provide onsite
     marketing director(s) for the Facility as set forth in the marketing plan. Acorn and RALLC acknowledge and agree that the initial onsite marketing director(s) will be hired by Acorn but that RALLC shall have the right to request that Acorn replace the onsite marketing director(s) in the event RALLC is not reasonably satisfied with the performance of said director(s). The onsite marketing director(s) will be and remain the employee(s) of Acorn and his or her compensation shall be reimbursed to Acorn by RALLC. Compensation shall include the monthly salary (plus applicable federal, state and local withholding taxes), payable within ten (10) days of receipt of the Monthly Invoice. In addition, RALLC shall reimburse Acorn within ten (10) days after receipt of the Monthly Invoice therefor for the cost of employee benefits (i.e., health insurance, dental insurance, and such other benefits as may be approved by RALLC) provided by Acorn to the onsite marketing director(s) as an employee of Acorn. The onsite marketing director(s) will be responsible for the day to day marketing of the Facility in accordance with the terms of this Agreement.

     b. MARKETING PLAN AND BUDGET. Within fifteen (15) days after the execution of this Agreement, Acorn shall provide to RALLC a marketing plan and budget (the "Marketing Plan and Budget") which shall set forth in detail the activities which Acorn proposes to undertake to market the facility during the first twelve months of this Agreement and the anticipated cost of such activities. RALLC shall have the right to review and approve the Marketing Plan and Budget. RALLC agrees that it shall not unreasonably withhold its approval of the Marketing Plan and Budget provided that same does not provide for start up expenditures more than approved for in the budget, or monthly expenditures of more than approved in the budget. Acorn shall provide RALLC with an updated Marketing Plan and Budget prior to the expiration of the initial Marketing Plan and Budget or the then effective updated Marketing Plan and Budget. Each updated Marketing Plan and Budget shall cover a twelve month
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     period (or such shorter period as may then be remaining
     under the terms of this Agreement) immediately subsequent to the end of the period covered by the then effective Marketing Plan and Budget; provided, however, that no provision shall be permitted to be made in any updated Marketing Plan and Budget for start up expenditures. Once approved, Acorn shall market the Facility in accordance with the terms of the Marketing
     Plan and Budget. In the event Acorn intends to expend any amounts in excess of the amounts reflected in the initial or in any updated Marketing Plan and Budget, Acorn shall be required to secure the prior written approval of RALLC, which approval shall not be unreasonably withheld provided the anticipated cost thereof will not exceed $1,000 individually or $10,000 in the aggregate when taken in conjunction with prior unbudgeted expenditures for which approval was not required (the "Approved Unbudgeted Expenditures").

     c. WEEKLY MARKETING UPDATE; MONTHLY MARKETING REPORTS. As and when requested by RALLC, Acorn shall provide to the Divisional or Regional Director for RALLC such information which he or she shall require in order to prepare a weekly Facility census report. In addition, on or before the 15th day of each month, Acorn shall provide RALLC with a monthly marketing report which summarizes the marketing activities undertaken during the immediately preceding month, the amount expended by Acorn in connection therewith and the impact which the same had on the Facility's census. The onsite marketing director(s) shall be available to review the monthly marketing report with RALLC and to respond to any comments or questions concerning the same which RALLC may have.

3. COMPENSATION. In addition to reimbursing Acorn for the salary and benefit of the onsite marketing director(s) as provided in Section 2(a), RALLC shall pay Acorn the following amounts in connection with the provision of the Marketing Services (all such reimbursement and payment obligations shall be reflected in a "Monthly Invoice"):
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     a.   REIMBURSEMENT OF MARKETING EXPENSES.  RALLC shall
     reimburse Acorn for all amounts reflected in the Monthly Invoice which were expended by Acorn in accordance with the Marketing Plan and all Approved Unbudgeted Expenditures. Reimbursement shall be made within ten (10) days of receipt of the Monthly Invoice.

     b. ACCOUNTING SERVICE FEE. From the date the first employee is hired by Acorn until the commencement of a management agreement, RALLC shall pay a service fee to Acorn in the amount of $5,000 per month, which fee shall be prorated for any partial month.

     c. FILL-UP FEE. Due to the fact that the Facility has only recently opened, has no current residents and, therefore, no gross revenues, and as Acorn will expend unusual effort and expense to attract and retain new residents while the Facility is in its fill-up stage, RALLC shall pay to Acorn, upon achievement of three consecutive months of Positive Cash Flow, a one-time lump-sum cash fee of $50,000. Positive Cash Flow shall mean an excess of funds after deducting from gross monthly facility revenues, all facility operating expenses (on an accrual basis), the management fee and debt service. In addition, RALLC will be responsible for any fill-up bonuses paid to employees under the incentive plan outlined in the attached Marketing Plan and Budget.


4.   TERM.  The term of this Agreement shall commence upon
     the date of this Agreement and shall continue for a period of 24 months from when the Facility opens or until terminated by either party with or without cause on thirty
     (30) days written notice to the other party. In the event of the termination of this Agreement, all fees and other compensation due and owing Acorn for services rendered prior to the date of termination shall be immediately due and payable on the effective date of such termination, subject to RALLCs' right to offset against such payment any damage which it has suffered in the event the Agreement has been terminated as a result of a breach by Acorn of its obligations under this Agreement.
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5.   GOVERNING LAW.  This Agreement shall be governed by and
     construed in accordance with the laws of the State of Washington.

6. ENTIRETY. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and may not be amended or modified by written instrument signed by the parties hereto.

7. CONSTRUCTION. Both parties acknowledge and agree that they have participated in the drafting and negotiation of this Agreement and accordingly that no provision hereof shall be construed so as to favor or disfavor either party hereto.

8. ATTORNEYS FEES. In the event of a dispute between the parties with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

9. SEVERABILITY. In the event any provision of this Agreement is deemed to be invalid or unenforceable, said determination shall not affect the validity or enforceability of the remaining provisions hereof.

10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

                         Richland Assisted, L.L.C.

                         By: Daniel R. Baty

                         Its: Manager

                         Acorn Service Corporation

                         By:  Kelly J. Price

                         Its: Vice President of Finance
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